UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2019

Riverview Financial Corporation

(Exact name of the registrant as specified in its charter)

Pennsylvania	001-38627	38-3917371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3901 North Front Street
Harrisburg, Pennsylvania	17110
(Address of principal executive offices)	(Zip Code)

(717) 827-4042

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2019, Riverview Financial Corporation (the “Corporation”) announced the hiring of Steven A. Ehrlich as Senior Executive Vice President and Chief Strategy Officer for the Corporation and of Riverview Bank (the “Bank”). Mr. Ehrlich was the founder, Chairman, President and Chief Executive Officer of Affinity Bancorp, Inc. and its subsidiary Affinity Bank of Pennsylvania, a Bank headquartered in Wyomissing, Berks County, Pennsylvania, which opened in 2003. Affinity was acquired by First priority Bancorp in March of 2013, and Mr. Ehrlich continued to serve as President and a director of First priority Bancorp and as President, CEO and a director of First priority Bank after the Merger. Mr. Ehrlich is a graduate of The College of Wooster.

Mr. Ehrlich will receive an annual salary of $250,000, and standard benefits. In addition, he will receive use of a corporate provided vehicle and payment of country club fees for business use. He will also be provided with a supplemental employee retirement plan, subject to board approval. Ultimately, Mr. Ehrlich and Riverview will enter into a two year employment agreement, but the terms of such an agreement have not yet been determined.

Item 9.01.	Financial Statements and Exhibits.

99.1    Press Release dated March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION

Dated: March 19, 2019	By:	/s/ Brett D. Fulk
Brett D. Fulk
President and Chief Executive Officer